Exhibit 99.1

AMERICAN ELECTRIC TECHNOLOGIES ANNOUNCES RECEIPT OF $725,000 JOINT VENTURE DISTRIBUTION

June 25, 2019. Bellaire, Texas (Global Newswire). American Electric Technologies, Inc. (the Company”) (NASDAQ:AETI) today announced that it has received a distribution of $725,000 from its Chinese joint venture, Bomay Electric Industries Co., Ltd (“BOMAY”), in which the Company owns a 40% interest. The distribution resulted from the earnings of BOMAY for the fiscal year ended December 31, 2018.

Last year BOMAY received new orders for 40 control systems to be delivered for new Chinese domestic drilling rigs in 2019. Art Dauber of AETI commented, “We expect to see continued growth in the Chinese land drilling, hydraulic fracturing, and production sectors as the country seeks to expand its domestic energy production. As a leading provider of electric control systems for oil drilling land rigs in China, we believe that BOMAY could benefit from this growth through new equipment orders.”

BOMAY was established in 2006 by the Company with a 40% ownership interest, Baoji Oilfield Machinery Co., Ltd., a wholly-owned subsidiary of China National Petroleum Corporation, with a 51% ownership interest, and AA Energies, Inc. of Houston, Texas with a 9% interest. BOMAY manufactures power and control systems for land drilling rigs in China and other international markets.

American Electric Technologies, Inc. is a leading provider of power delivery solutions to the global energy industry. AETI is headquartered in Houston and has global sales, support and manufacturing operations in Rio de Janeiro, Macaé and Belo Horizonte, Brazil.  Its BOMAY joint venture is located in Xian, China.

AETI has filed definitive proxy materials with the U.S. Securities and Exchange Commission (“SEC”) in connection with the Company’s pending business combination with Stabilis Energy LLC and its subsidiaries. The definitive proxy statement is available on the Investor Relations section of the Company’s website as well as www.sec.gov. A Special Meeting of Stockholders is scheduled to take place on July 17, 2019 to vote on the proposed transaction. AETI's SEC filings, news and product/service information are available at www.aeti.com.

LEGAL DISCLOSURES

Cautionary Note Concerning Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995 and within the meaning of Section 27a of the Securities Act of 1933, as amended, and Section 21e of the Securities Exchange Act of 1934, as amended. Any actual results may differ from expectations, estimates and projections presented or implied and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “believe,” “expect,” “could,” “will,” “plan,” “may,” “should,” “predicts,” “potential” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, AETI’s expectations with respect to future growth in energy production in China and future growth in sales orders for BOMAY. With regard to the pending business combination with Stabilis Energy LLC and its subsidiaries forward looking statements include performance of the combined company, anticipated financial impacts of the proposed business combination, approval of the transaction-related matters by AETI’s stockholders, the satisfaction of the closing conditions to the transaction and the completion of the business combination transaction (the “Transaction”).

Such forward-looking statements relate to future events or future performance, but reflect the parties’ current beliefs, based on information currently available. Most of these factors are outside the parties’ control and are difficult to predict. A number of factors could cause actual events, performance or results to differ materially from the events, performance and results discussed in the forward-looking statements. Factors that may cause such differences include, among other things: the possibility that the business combination does not close or that the closing may be delayed because conditions to the closing may not be satisfied, including the receipt of requisite AETI stockholder and other approvals, the performance of Stabilis and AETI, future demand for and price of LNG, availability and price of natural gas, unexpected costs, liabilities or delays in the business combination transaction, the outcome of any legal proceedings related to the transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the share exchange agreement; and general economic conditions.

The foregoing list of factors is not exclusive. Additional information concerning these and other risk factors are contained in the definitive proxy statement filed by AETI with the SEC on June 13, 2019 and its Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on April 16, 2019. All subsequent written and oral forward-looking statements concerning AETI and Stabilis, the business combination transaction described herein or other matters and attributable to AETI, Stabilis, or any person acting on behalf of any of them are expressly qualified in their entirety by the cautionary statements above. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Neither AETI nor Stabilis undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based, except as required by law.

Additional Information About the Transaction and Where to Find it

The proposed Transaction has been approved by the board of directors of the Company and the owners of Stabilis and its subsidiaries, and will be submitted to stockholders of the Company for approval of the issuance of the Company common stock in connection with the Transaction and other Transaction related matters at the Special Meeting of stockholders. In connection with that

Special Meeting, the Company has filed with the SEC a definitive proxy statement containing information about the proposed Transaction and the respective businesses of Stabilis and the Company. The Company will mail the definitive proxy statement and other relevant documents to its stockholders entitled to vote at the Special Meeting.

COMPANY STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY IN CONNECTION WITH THE COMPANY’S SOLICITATION OF PROXIES FOR THE SPECIAL MEETING TO APPROVE THE TRANSACTION-RELATED MATTERS, BECAUSE THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT STABILIS, THE COMPANY AND THE PROPOSED TRANSACTION.  Stockholders will also be able to obtain a free copy of the definitive proxy statement, as well as other filings containing information about the Company, without charge, at the SEC's website (www.sec.gov). Copies of the Company’s proxy statement can also be obtained free of charge by directing a request to Peter Menikoff, CEO of the Company, at (832) 241-6330 or by e-mail to investorrelations@aeti.com.

Participants in the Solicitation

The Company and its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the proposed Transaction. Information regarding the Company’s directors and executive officers is available in its annual report on Form 10-K/A for the fiscal year ended December 31, 2018, filed with the SEC on April 30, 2019. Additional information regarding the participants in the proxy solicitation relating to the proposed Transaction and a description of their direct and indirect interests is contained in the definitive proxy statement.

Stabilis and its managers, directors and executive officers may also be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the proposed transaction. A list of the names of such managers, directors and executive officers and information regarding their interests in the proposed transaction is included in the definitive proxy statement for the Company’s Special Meeting of stockholders related to the proposed Transaction.

Disclaimer

This press release is not a proxy statement or a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed Transaction. This press release shall also not constitute an offer to sell or the solicitation of an offer to buy any securities.

Investor Contact:

American Electric Technologies, Inc.

Peter Menikoff

832-241-6330

investorrelations@aeti.com